Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Roger Metz, Vice President

(303) 804-4082

E-mail: roger_metz@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

FIRST QUARTER 2008 RESULTS

Revenues of $113.6 million;

Income From Continuing Operations of $0.45 per share.

ENGLEWOOD, COLO. (April 22, 2008) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer care and billing solutions, today reported results for the quarter ended March 31, 2008.

First Quarter 2008 Highlights:

•

Results from continuing operations were as follows: total revenues were $113.6 million; operating income was $23.3 million; and income from continuing operations was $14.8 million, or $0.45 per diluted share.

•

Cash flows from operations for the quarter were approximately $21 million, which were negatively impacted by a client’s delayed payment of approximately $10 million until after quarter-end. This amount was received during the first week of April 2008.

•

On April 17, 2008, CSG announced that it reached an agreement to acquire DataProse, Inc., a privately-held provider of statement presentment and direct mail services headquartered in Oxnard, California.

•

During the quarter, Mediacom extended its contract with CSG through July 2014 for continued use of CSG’s Advanced Convergent Platform (ACP) to provide critical customer care and billing services to its 1.4 million customers nationwide. Mediacom also agreed to implement CSG’s voice services functionality, CSG Statement Express, and CSG Order Workflow.

“CSG is off to a strong start in 2008, which is reflected in our financial results, in our continued execution on our organic growth and acquisition strategies, and in the sales results that we achieved,” said Peter Kalan, Chief Executive Officer and President of CSG Systems International, Inc. “We are excited to enhance our industry-leading statement presentment business with the acquisition of DataProse, which will broaden our relationships in new industry verticals, add technological expertise and round out our national output solutions footprint.”

-more-

CSG Systems International, Inc.

April 22, 2008

Summary GAAP Results of Operations Information (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
	2008	2007	Percent Change
Continuing operations:
Total revenues	$113,596	$98,744	15%
Operating income	23,257	20,454	14%
Income from continuing operations	14,839	15,775	(6)%
Discontinued operations, net of tax	—	269	NM
Net income	14,839	16,044	(8)%
Diluted earnings per share:
Income from continuing operations	$0.45	$0.35	29%
Discontinued operations, net of tax	—	0.01	NM

Net income	$0.45	$0.36	25%

First Quarter 2008 Results From Continuing Operations

Revenues. Total revenues for the first quarter of 2008 were $113.6 million, which represents an increase of 15 percent when compared to $98.7 million for the same period in 2007, and are relatively consistent with the $113.5 million in revenues reported for the fourth quarter of 2007.

•	The increase in year-over-year revenues relates primarily to additional revenue from CSG’s recently acquired businesses, with the remaining portion of the increase related to organic growth factors.

Results of Operations. Income from continuing operations presented in accordance with generally accepted accounting principles (“GAAP”) for the first quarter of 2008 was $14.8 million ($0.45 per diluted share), compared to $15.8 million ($0.35 per diluted share) for the same period last year, and $13.6 million ($0.40 per diluted share) for the fourth quarter of 2007. The increase in year-over-year earnings per diluted share is primarily the result of a lower number of outstanding shares in the first quarter of 2008, due to the completion of our stock repurchase program in late 2007.

CSG Systems International, Inc.

April 22, 2008

Supplemental Data

The following information is provided to assist readers in further evaluating CSG’s performance (in thousands, except per share amounts):

	Quarter Ended March 31, 2008		Quarter Ended March 31, 2007
	Amount (1)	Per Diluted Share Impact (2)	Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation	$3,637	$0.07	$2,868	$0.04
Amortization of intangible assets	4,763	0.09	4,239	0.06
Stock-based employee compensation	2,586	0.05	1,975	0.03

Total	$10,986	$0.21	$9,082	$0.13

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of continuing operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(2)	This represents the after tax impact to income from continuing operations on a per diluted share basis using CSG’s effective income tax rates from continuing operations of approximately 36% and 35% for the quarters ended March 31, 2008 and 2007, respectively.

Total customer accounts processed on CSG’s systems as of March 31, 2008, were 45.6 million, compared to 45.1 million as of December 31, 2007.

DataProse Acquisition

On April 17, 2008, CSG announced an agreement to acquire DataProse, Inc. for approximately $39 million. DataProse is a privately-held provider of statement presentment and direct mail services with over 130 employees and production facilities in Oxnard, California and Dallas, Texas.

The acquisition of DataProse furthers CSG’s objective of helping its clients maximize every customer interaction by both strengthening and broadening CSG’s portfolio of output solutions capabilities. DataProse enhances CSG’s suite of advanced personalized statement presentment, and adds extensive expertise in direct mail marketing services, including database management and market segmentation. Furthermore, with this acquisition, CSG continues to diversify its customer base into the utilities, financial services and telecommunications markets.

CSG Systems International, Inc.

April 22, 2008

Financial Condition and Cash Flows

Certain key balance sheet items as of the end of the indicated periods are as follows (in thousands):

	March 31, 2008	December 31, 2007	March 31, 2007
Cash, cash equivalents and short-term investments	$146,606	$132,832	$367,586
Net trade accounts receivable (3)	124,586	114,132	103,100

Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	March 31, 2008	December 31, 2007	March 31, 2007
Cash Flows from Operating Activities:
Operations	$31,538	$30,355	$27,199
Changes in operating assets and liabilities (3)	(10,686)	(10,807)	8,464

Net cash provided by operating activities	$20,852	$19,548	$35,663

(3)	The sequential increase in net trade accounts receivable in the first quarter of 2008 is primarily due to the delay of a payment of approximately $10 million by a client until after quarter-end. This amount was received during the first week of April 2008. This delayed payment also negatively impacted the changes in operating assets and liabilities for the first quarter of 2008.

Full Year 2008 Financial Guidance

A summary of CSG’s financial guidance for continuing operations for the full year 2008 is as follows. These amounts include the expected GAAP financial impact of the pending acquisition of DataProse, based upon an April 30, 2008, closing and final purchase accounting assumptions, both of which are subject to change.

2008 Full Year
Revenues	$467-$475 million
Earnings per Diluted Share	$1.55-$1.62
Cash flows from Operations	$115-$120 million

The decrease in earnings per diluted share guidance from that previously published in our January 2008 guidance relates primarily to reductions in our expected income on CSG’s investment portfolio due to the lower interest rate environment.

We expect the total of our non-cash items related to depreciation, amortization, and stock-based compensation for 2008 to be approximately $45 million.

Conference Call

CSG will host a one-hour conference call on Tuesday, April 22, at 5 p.m. EDT, to discuss CSG's first quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

CSG Systems International, Inc.

April 22, 2008

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems

Headquartered in Englewood, Colorado, CSG is a leading provider of outsourced solutions that facilitate customer interaction management on the behalf of our clients, generating a large percentage of revenues from the North American cable and Direct Broadcast satellite (“DBS”) communications markets. Our solutions also support an increasing number of other industries such as financial services, utilities, telecommunications, and home security. Our solutions manage key customer interactions such as set-up and activation of customer accounts, sales support and marketing, order processing, invoice calculation (i.e., customer billing), production and mailing of monthly customer invoices, management reporting, electronic presentment and payment of invoices, automated and interactive messaging, and deployment and management of the client’s field technicians to the customer’s home. Our unique combination of solutions, services, and expertise ensure that our clients can rapidly launch new service offerings, improve operational efficiencies, and deliver a high-quality customer experience in a competitive and ever-changing marketplace. For more information, visit our website at www.csgsystems.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) the concentration of approximately two-thirds of CSG’s revenues with four clients; as a result, the loss of business from any one of those clients could potentially have a material adverse impact to CSG’s financial results; 2) continued market acceptance of CSG’s Advanced Convergent Platform (ACP) and related products and services; 3) CSG's ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner; 4) CSG’s dependency on the North American communications industry; as a result, key market factors such as further industry consolidation, new market entrants that may not be clients of CSG, economic conditions, and/or the financial status of CSG clients may affect CSG’s ability to maintain and expand market share; 5) increasing competition in our market from companies of greater size and with broader presence in the communications sector, thus exerting greater influence over client buying decisions; 6) CSG’s ability to successfully integrate and manage acquired businesses, technology or assets to achieve the expected strategic, operating and financial goals established for such acquisitions; 7) CSG’s continued ability to protect its intellectual property rights; and 8) CSG’s dependency on a variety of computing environments and communications networks, thus subjecting CSG to the risks of extended interruptions, outages, unauthorized access and corruption of data. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG's reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIALS TO FOLLOW

CSG Systems International, Inc.

April 22, 2008

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$140,449	$123,416
Short-term investments	6,157	9,416

Total cash, cash equivalents and short-term investments	146,606	132,832
Trade accounts receivable- Billed, net of allowance of $1,476 and $1,487	124,586	114,132
Unbilled and other	6,857	6,038
Deferred income taxes	8,828	10,657
Income taxes receivable	954	2,128
Other current assets	7,269	6,399

Total current assets	295,100	272,186
Property and equipment, net of depreciation of $72,879 and $69,565	32,970	32,656
Software, net of amortization of $34,877 and $34,445	8,217	8,649
Goodwill	61,094	60,745
Client contracts, net of amortization of $103,168 and $98,822	29,274	31,526
Deferred income taxes	5,071	9,453
Other assets	9,219	7,173

Total assets	$440,945	$422,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$27,628	$26,657
Trade accounts payable	20,662	18,429
Accrued employee compensation	15,380	21,042
Deferred revenue	20,013	17,480
Income taxes payable	2,936	—
Other current liabilities	8,556	7,595

Total current liabilities	95,175	91,203

Non-current liabilities:
Long-term debt	230,000	230,000
Deferred revenue	8,977	9,790
Income taxes payable	5,013	4,918
Other non-current liabilities	3,927	3,953

Total non-current liabilities	247,917	248,661

Total liabilities	343,092	339,864

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 34,915,004 shares and 34,275,280 shares outstanding	629	622
Additional paid-in capital	350,744	350,272
Treasury stock, at cost, 27,956,808 shares and 27,956,808 shares	(667,858)	(667,858)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	26	15
Unrecognized pension plan losses and prior service costs, net of tax	(435)	(435)
Accumulated earnings	414,747	399,908

Total stockholders’ equity	97,853	82,524

Total liabilities and stockholders’ equity	$440,945	$422,388

CSG Systems International, Inc.

April 22, 2008

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2008	March 31, 2007
Revenues:
Processing and related services	$104,169	$89,609
Software, maintenance and services	9,427	9,135

Total revenues	113,596	98,744

Cost of revenues:
Processing and related services	53,137	44,625
Software, maintenance and services	5,215	5,951

Total cost of revenues	58,352	50,576

Gross margin (exclusive of depreciation)	55,244	48,168

Operating expenses:
Research and development	15,872	13,712
Selling, general and administrative	12,422	11,028
Depreciation	3,637	2,868
Restructuring charges	56	106

Total operating expenses	31,987	27,714

Operating income	23,257	20,454

Other income (expense):
Interest expense	(1,808)	(1,786)
Interest and investment income, net	1,579	5,539
Other, net	14	62

Total other	(215)	3,815

Income from continuing operations before income taxes	23,042	24,269
Income tax provision	(8,203)	(8,494)

Income from continuing operations	14,839	15,775

Discontinued operations:
Income from discontinued operations	—	—
Income tax benefit	—	269

Discontinued operations, net of tax	—	269

Net income	$14,839	$16,044

Basic earnings per common share:
Income from continuing operations	$0.45	$0.35
Discontinued operations, net of tax	—	0.01

Net income	$0.45	$0.36

Diluted earnings per common share:
Income from continuing operations	$0.45	$0.35
Discontinued operations, net of tax	—	0.01

Net income	$0.45	$0.36

Weighted-average shares outstanding:
Basic	33,084	44,385
Diluted	33,189	44,715

CSG Systems International, Inc.

April 22, 2008

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2008	March 31, 2007
Cash flows from operating activities:
Net income	$14,839	$16,044
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	3,637	2,868
Amortization	5,058	4,534
Restructuring charge for abandonment of facilities	—	133
Gain on short-term investments	(62)	(1,438)
Deferred income taxes	5,623	3,543
Excess tax benefits from stock-based compensation awards	(143)	(460)
Stock-based employee compensation	2,586	1,975
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(11,332)	6,549
Other current and non-current assets	(3,168)	(443)
Income taxes payable/receivable	3,133	5,385
Trade accounts payable and accrued liabilities	(1,039)	(4,727)
Deferred revenue	1,720	1,700

Net cash provided by operating activities	20,852	35,663

Cash flows from investing activities:
Purchases of property and equipment	(3,951)	(4,290)
Purchases of short-term investments	(5,818)	(78,146)
Proceeds from sale/maturity of short-term investments	9,150	95,500
Acquisition of businesses, net of cash acquired	(843)	(700)
Acquisition of and investments in client contracts	(1,465)	(2,781)

Net cash provided by (used in) investing activities	(2,927)	9,583

Cash flows from financing activities:
Proceeds from issuance of common stock	246	420
Repurchase of common stock	(1,281)	(78,110)
Excess tax benefits from stock-based compensation awards	143	460

Net cash used in financing activities	(892)	(77,230)

Net increase (decrease) in cash and cash equivalents	17,033	(31,984)
Cash and cash equivalents, beginning of period	123,416	240,687

Cash and cash equivalents, end of period	$140,449	$208,703

Supplemental disclosures of cash flow information:
Net cash paid (received) during the period for -
Interest	$96	$95
Income taxes	(546)	(705)